                                                                    EXHIBIT 12.1

                          IMCLONE SYSTEMS INCORPORATED

                       RATIO OF EARNINGS TO FIXED CHARGES

                                 (IN THOUSANDS)


                                                                                  YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------------------------------
                                                               2001         2000          1999          1998        1997
                                                            ----------   ----------   -----------   -----------  ----------
                                                                                     (IN THOUSANDS)
Net loss.................................................   $ (102,229)  $  (70,351)  $   (34,611)  $   (21,382) $   (15,491)
Add:
   Fixed charges.........................................       15,762       13,208           766           624          734
Less:
Capitalized interest.....................................        1,656          846           204            --           --
                                                            ----------   ----------   -----------   -----------  -----------
Net loss, as adjusted....................................   $  (88,123)  $  (57,989)  $   (34,049)  $   (20,758) $   (14,757)
                                                            ==========   ==========   ===========   ===========  ===========
Fixed charges:
Interest (gross), including amortization
   of debt issuance costs................................       15,241       12,931           496           435          551
Portion of rent representative of the
   interest factor.......................................          521          277           270           189          183
                                                            ----------   ----------   -----------   -----------  -----------
Fixed charges............................................   $   15,762   $   13,208   $       766   $       624  $       734
                                                            ==========   ==========   ===========   ===========  ===========
Deficiency of earnings available to
   cover fixed charges...................................   $ (103,885)  $  (71,197)  $   (34,815)  $   (21,382) $   (15,491)
                                                            ==========   ==========   ===========   ===========  ===========
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